SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K/A

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported):  February 5, 1996




                               KINARK CORPORATION
             (Exact name of registrant as specified in its charter)




Delaware                           1-3920                   71-0268502
(State or other                    (Commission              (I.R.S. Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)




          7060 South Yale Avenue, Tulsa, OK                 74136
          (Address of principal executive offices)          (Zip Code)




     Registrant's telephone number, including area code:  (918) 494-0964




                                        N/A
          (Former name or former address, if changed since last report.)


            (Page 1 of 27 pages.  Exhibit index appears on page ____.)

Item 7 is hereby amended to read as follows:


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Report of Independent Auditors
          Consolidated Balance Sheets as of September 30, 1995 and 1994 Consolidated Statements of Income and Retained Earnings for years ended September 30, 1995, 1994 and 1993
          Consolidated Statements of Cash Flows for the years ended
               September 30, 1995, 1994 and 1993
          Notes to Consolidated Financial Statements for the years ended
               September 30, 1995, 1994 and 1993
          Condensed Consolidated Balance Sheet (Unaudited) as of December 31,
               1995
          Condensed Consolidated Statement of Income and Retained Earnings
               (Unaudited) for the three months ended December 31, 1995
          Condensed Consolidated Statement of Cash Flows (Unaudited) for the
               three months ended December 31, 1995
          Notes to Condensed Consolidated Financial Statements (Unaudited) for the three months ended December 31, 1995

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
     Rogers Galvanizing Company:

We have audited the accompanying consolidated balance sheets of Rogers Galvanizing Company and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended September 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rogers Galvanizing Company and subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.


                                        /s/ Hogan & Slovacek, PC
                                        HOGAN & SLOVACEK, PC



November 20, 1995
                         ROGERS GALVANIZING COMPANY

                         Consolidated Balance Sheets

                         September 30, 1995 and 1994

                                   ASSETS

                                                  1995                1994
CURRENT ASSETS:
     Cash                                    $   312,326         $   327,202
     Cash-workers' compensation reserve           84,667              23,904
     Certificate of deposit                       50,000              50,000
     Accounts receivable, less reserve for
          doubtful accounts of $58,181 in
          1995 and $45,138 in 1994             2,414,986           2,156,576
     Inventories                                 978,931             639,495
     Income taxes receivable                        -                 37,000
     Deferred income taxes                       202,000             178,500
     Prepaid expenses                             88,456              58,111

          Total current assets                 4,131,366           3,470,788

PROPERTY, PLANT AND EQUIPMENT, at cost:
     Land                                        175,172              75,172
     Buildings                                   951,234             795,858
     Shop equipment                            5,584,697           4,883,002
     Office equipment                            238,876             216,631
     Plant yard                                  198,868             177,898
     Automobiles and trucks                      123,009             108,481
     Construction in progress                    163,554              32,618

                                               7,435,410           6,389,660
     Less-accumulated depreciation             3,227,538           3,008,592
          Total property, plant and equipment  4,207,872           3,381,068

                         OTHER ASSETS            132,341                -

                                              $8,471,579          $6,851,856

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term debt    $   934,488         $   877,464
     Accounts payable                            780,379             858,816
     Accrued workers' compensation liability     334,504             310,680
     Accrued employee health liability           110,718              79,953
     Accrued retirement                           27,347              25,252
     Accrued payroll and payroll taxes           316,125             182,770
     Other accrued liabilities                    25,876              16,515
     Income taxes payable                        113,757                 -
          Total current liabilities            2,643,194           2,351,450

DEFERRED INCOME TAXES                            115,800              61,500

ACCRUED RETIREMENT                                68,625              95,973

LONG-TERM DEBT                                 1,192,462             654,800

COMMITMENTS AND CONTINGENCIES                      -                     -

SHAREHOLDERS' EQUITY:
     Common shares, $100 par value, 1,967 shares
          authorized, 1,172 shares outstanding   117,200            117,200
     Capital surplus                             103,451            103,451
     Retained earnings, per accompanying
          statements                           4,230,847          3,467,482
               Total shareholders' equity      4,451,498          3,688,133
                                              $8,471,579         $6,851,856


     The accompanying notes are an integral part of these financial statements.

                         ROGERS GALVANIZING COMPANY

            Consolidated Statements of Income and Retained Earnings

             For the Years Ended September 30, 1995, 1994 and 1993

                                      1995           1994           1993

Sales                              $17,614,234    $12,624,796    $11,544,123

Costs and expenses:

     Costs of sales                 12,764,067      9,447,974      7,806,927

     Selling, general &
          administrative             2,443,072      2,127,505      1,713,037

     Depreciation                      807,278        671,681        550,108

Operating earnings                   1,599,817        377,636      1,474,051

Other (income) expense:

     Interest expense, net             133,497         19,290         22,466

     Other                            (107,869)       (69,427)       (66,389)

Earnings before income taxes         1,574,189        427,773      1,517,974

Income tax expense                     585,800        104,000        511,000

Net earnings                           988,389        323,773      1,006,974

Retained earnings, beginning of year 3,467,482      3,603,133      2,821,183

Dividends paid ($192 per share in
     1995, $392 per share in 1994
     and $192 per share in 1993)      (225,024)      (459,424)      (225,024)

Retained earnings, end of year      $4,230,847     $3,467,482     $3,603,133








The accompanying notes are an integral part of these financial statements.

                            ROGERS GALVANIZING COMPANY
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993


                                          1995         1994         1993
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net Income                         $988,389     $323,773    $1,006,974

     Adjustments to reconcile net income
       to net cash provided by
       operating activities:

          Depreciation                   807,278      671,681       550,108

          Deferred income taxes           30,800      (29,000)      (61,000)

          Changes in operating assets and liabilities:

            (Increase) in accounts
               receivable               (258,410)    (424,173)     (470,087)

            (Increase) in inventories   (339,436)     (71,951)      (62,672)

            (Increase) decrease in
               income taxes receivable    37,000      (17,000)       27,598

            (Increase) in prepaid
               expenses                  (30,345)     (20,365)      (19,638)

            Increase (decrease) in
               accounts payable          (78,437)     321,371        95,965

            Increase in workers'
               compensation liability     23,824       57,827       118,702

            Increase (decrease) in accrued
               employee health liability  30,765      (17,325)       97,278

            Increase (decrease) in accrued
               payroll and payroll taxes 133,355     (142,875)      130,255

            Increase (decrease) in other
               accrued liabilities         9,361      (10,836)        8,265

            Increase (decrease) in income
               taxes payable             113,757     (129,745)      129,745

            (Decrease) in accrued
               retirement                (25,253)     (23,317)      (88,170)

                 Total adjustments       454,259      164,292       456,349

                 Net Cash provided by operating
                    activities         1,442,648      488,065     1,463,323

CASH FLOWS USED IN INVESTING ACTIVITIES:
     Additions to property, plant

       and equipment                  (1,144,082)    (972,825)     (922,582)

     Purchase of other assets           (132,341)        -             -

               Net cash used in
                 investing activities (1,276,423)    (972,825)     (922,582)

CASH FLOWS FROM FINANCING ACTIVITIES:

     Dividends paid                     (225,024)    (459,424)     (225,024)

     Proceeds from debt                1,226,917      900,000          -

     Payments on debt                 (1,122,231)     (83,375)     (24,554)

          Net cash provided by (used
            in) financing activities    (120,338)     357,201     (249,578)

NET INCREASE (DECREASE) IN CASH           45,887     (127,559)     291,163

CASH, beginning of year                  401,106      528,665      237,502

CASH, end of year                       $446,993     $401,106     $528,665

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     Interest paid                      $149,759      $34,255      $29,941

     Income taxes paid                  $397,835     $214,742     $414,657


The Accompanying notes are an integral part of these financial statements.

                            ROGERS GALVANIZING COMPANY

                    Notes to Consolidated Financial Statements

               For the Years Ended September 30, 1995, 1994 and 1993

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Rogers Galvanizing Company and its subsidiaries (the Company) is engaged in the hot dip galvanizing of steel structures and components to customer specifications. On September 27, 1995, the Company acquired the business and operating assets of another galvanizing company.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Rogers Galvanizing Company and its wholly-owned subsidiaries, Reinforcing Services, Inc., Spin-Galv, Inc. and Rogers Galvanizing Company - Kansas City, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Inventories

Inventories are composed, primarily, of raw zinc "pigs", molten zinc in galvanizing kettles and other chemicals and materials used in the galvanizing process. Molten zinc is stated at the lower of cost or market, with cost determined by the last-in, first-out (LIFO) method. All other inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.

The molten zinc valued on a LIFO basis in the September 30, 1995 and 1994 financial statements was $661,631 and $503,623, respectively. The corresponding approximate replacement cost for this inventory was $1,258,970 and $952,300 at September 30, 1995 and 1994, respectively.

Property, Plant and Equipment

Depreciation is provided using accelerated and straight-line methods over the estimated useful lives of the related property, ranging from three to 20 years. During 1994, the Company capitalized $15,619 of interest incurred after entering into a capitalized equipment lease obligation until the equipment was placed in service.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Profit Sharing Plan

The Company has a qualified 401(k) profit sharing plan for eligible employees. Eligible employees may defer a portion of their salary. At the discretion of the Board of Directors, the Company may make annual contributions to the plan, but is not required to do so. The Company made no contributions in 1994 or 1995.

Other Assets

Other assets represent goodwill, capitalized acquisition costs and a non-compete agreement relating to the formation of a wholly-owned subsidiary and the acquisition of the business and operating assets of another galvanizing company. The capitalized acquisition costs and non-compete agreement are being amortized over five years and the acquired goodwill is being amortized over fifteen years.

2.   INCOME TAXES

The provision for income taxes consists of the following for the years ended September 30,


                                          1995           1994           1993
Current:
     Federal                            $542,700       $133,000       $572,000
     State                                12,300           -              -
                                         555,000        133,000        572,000

Deferred:

     Federal                              30,800        (29,000)       (61,000)
     State                                   -             -              -
                                        $585,800       $104,000       $511,000

The income tax rate for financial reporting purposes varies from the federal statutory rate as follows:

                                          1995           1994         1993
Percent of pretax income:
     Federal statutory income tax rate    34.0%          34.0%        34.0%
     State income taxes, net of
       federal benefit                      .8             -            -
     Non-deductible permanent differences   .4            1.7           .4
     Adjustment of prior year's estimated
     liability                               -           (9.7)          -
     Other items                           2.0           (1.7)         (.7)

Effective income tax rate for the year    37.2%          24.3%        33.7%

Significant components of the Company's deferred tax liabilities and assets at September 30 are as follows:

                                                    1995             1994
          Deferred tax liabilities:
             Tax over book depreciation           $142,400       $  98,500

          Deferred tax assets:
            Accrued retirement                      37,200          46,900
            Self-insured insurance programs        168,800         151,100
            Reserve for doubtful accounts           22,600          17,500

                                                   228,600         215,500

            Net deferred tax assets               $ 86,200        $117,000


Based on the Company's history of operating earnings and its expectations for future operations, management believes that operating income will be sufficient to allow the full realization of deferred tax assets.

3.   ACCRUED RETIREMENT

At September 30, 1992, the Company was making monthly retirement payments to two retired company executives. During the year ended September 30, 1993, one of the retired executives died. The liability to the remaining executive was adjusted to estimated remaining payments to be made as calculated by an insurance company using standard mortality tables and recorded at net present value using an 8 percent interest rate.

4.   LINE OF CREDIT AND LONG-TERM DEBT

The Company's line of credit and long-term debt consisted of the following at September 30:

                                                    1995           1994
Combined revolving bank line of credit,
up to $3,000,000 through July 31, 1996,
interest payable monthly at floating
prime plus .5%, (9.25% at September 30,
1995) secured by certain of the Company's
machinery and equipment, and its inventories
and accounts receivable, restricts payment
of cash dividends to not more than net income,
line is limited to $2,425,000 by a $575,000
workers' compensation self-insurance letter
of credit required by Oklahoma's Workers'
Compensation Court as discussed in Note 5         $511,608       $650,000

Note payable to bank in monthly installments
of $3,097 including interest at 7.2%, final
payment due October, 1996,  secured by specific
equipment                                           30,411         69,029

Note payable to bank in monthly installments
of $4,684 including interest at floating prime
plus .5% (9.25% at September 30, 1995), final
payment due June, 1997, secured by equipment,
receivables, and inventory                          95,749        142,828

Note payable to an unrelated Company, payable
in monthly installments of $3,331 including
interest at 3.5%, final payment due July, 1997,
unsecured                                           70,875        107,661

Unsecured note payable to a Company, payable
in monthly installments of $3,000, including
interest at 8%, through March, 1998                 80,957        109,324

Revolving bank line of credit, up to $750,000
through September, 2000, payable in monthly
installments of principal and interest of
$15,660 at floating prime plus .5% (9.25% at
September 30, 1995) secured by certain of the
Company's machinery and equipment and its
inventories and accounts receivable, restricts
payment of cash dividends to not more than net
income.                                            448,489         -

Note payable to unrelated party in monthly
installments of $6,475 including interest at 10%
through September, 2000, at which time unpaid
principal is due.                                  490,000         -

4.   LINE OF CREDIT AND LONG-TERM DEBT (CONTINUED)


Note payable to Tulsa County Industrial Authority
in monthly installments of $237 including interest
at 6.8% due September, 2015, joint and severally
guaranteed by co-makers                             30,764         -

Capitalized lease obligation for equipment         368,097        453,422
                                                 2,126,950      1,532,264
     Less current maturities                       934,488        877,464

                                                $1,192,462       $654,800

The aggregate maturities of this debt are as follows:


                         1996           $    934,488
                         1997                410,463
                         1998                288,777
                         1999                115,422
                         2000                350,501
                         Thereafter           27,299

                                          $2,126,950

5.   WORKERS' COMPENSATION INSURANCE

The Company utilizes a self-insured program for workers' compensation. This program is limited to losses of $300,000 per claim, and aggregate losses of $5,000,000 over a two-year period through the use of a stop-loss policy. As required by Oklahoma's Workers' Compensation Court, the Company has a $575,000 letter of credit with a bank to ensure the Company's ability to pay workers' compensation claims. This letter of credit is included in the $3,000,000 revolving bank line of credit described in Note 4. Claims are accrued based on the Company's estimate of the aggregate liability for claims made and for potential claims. The Company provided $658,340, $813,195, and $329,499 for workers' compensation claims for the years ended September 30, 1995, 1994, and 1993, respectively. In addition, the Company incurred $83,574, $67,546, and $68,573 for reinsurance and administrative expenses for the years ended September 30, 1995, 1994, and 1993, respectively.

6.   EMPLOYEE HEALTH INSURANCE

The Company adopted a self-insured program for employee health benefits on June 1, 1993. Under this program, responsibility for employee health care costs are assumed by the Company with incurred costs above a specified amount covered by a stop-loss insurance policy. For the years ended September 30, 1995, 1994, and 1993, respectively, the Company provided $571,523, $475,615, and $155,228 for employee health care costs and paid out $293,754, $334,669, and $1,404 in employee health care claims and incurred $247,003, $158,241, and $56,725 in administrative costs and stop-loss insurance premiums.

7.   NON-CASH TRANSACTIONS

During 1994, the Company entered into a capital lease obligation for equipment totalling $466,519. In addition, the Company purchased inventory of $113,673 by issuing a note payable to an unrelated company. In 1995, the Company purchased the operating assets of another galvanizer for cash and the issuance of a note payable to an unrelated party in the amount $490,000.

8.   COMMITMENTS AND CONTINGENCIES

The Company is involved in various claims and legal actions arising from time to time in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

The Company has long-term operating lease agreements for the use of facilities at its subsidiaries which were entered into during 1994. Future related lease obligations are as follows for the years ended September 30, 1996 - $156,000, 1997 - $68,000, 1998 - $27,000, 1999 - $27,000, 2000 - $27,000 and $134,775
thereafter. Rent expense for these facilities during 1995 and 1994 were $134,227 and $29,210, respectively.

9.   OBLIGATIONS UNDER CAPITAL LEASE

The Company acquired certain equipment under provisions of a long-term lease. For financial reporting purposes, minimum lease rentals for the assets have been capitalized. The following is a schedule of leased equipment under the capital lease:

                    Capitalized cost                   $466,519
                    Less accumulated depreciation        68,034

                                                       $398,485

The following is a schedule by years of future minimum lease payments, including renewal options, together with the present value of the net minimum lease payments as of September 30, 1995:


               Year Ended September 30,
                    1996                                    $116,514
                    1997                                     116,514
                    1998                                     116,514
                    1999                                      75,838
               Total minimum lease payments                  425,380
               Less amount representing interest              57,283

               Present value of net minimum lease payments  $368,097

               Current portion                              $ 90,331
               Long-term portion                             277,766

                                                            $368,097

The present value of net minimum lease payments are combined with other long-term debt in the accompanying financial statements and Note 4.

ROGERS GALVANIZING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31,1995

ASSETS

CURRENT ASSETS:
  Cash                                                      $  263,438
  Accounts receivable, net                                   2,750,834
  Inventories                                                1,071,700
  Prepaid expenses                                             110,126
     Total current assets                                    4,196,098

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                                         175,172
  Galvanizing plants and equipment                           6,851,668
  Other                                                        576,945
  Construction in progress                                     569,925
                                                             8,173,710
  Less accumulated depreciation                             (3,445,599)
     Total property, plant and equipment                     4,728,111

Deferred income taxes                                          202,000

Intangible assets                                              173,194
                                                            $9,299,403

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                      $1,371,487
  Accounts payable                                           1,147,339
  Accrued liabilities                                          787,660
     Total current liabilities                               3,306,486

DEFERRED INCOME TAXES                                          115,800

ACCRUED RETIREMENT                                              61,991

LONG-TERM DEBT                                               1,298,101

COMMITMENTS AND CONTINGENCIES                                     -

SHAREHOLDERS' EQUITY:
  Common shares, $100 par value, 1,967 shares authorized,
    1,172 shares outstanding                                   117,200
  Capital surplus                                              103,451
  Retained earnings                                          4,296,374
     Total shareholders' equity                              4,517,025
                                                            $9,299,403
See notes to consolidated financial statements.
ROGERS GALVANIZING COMPANY

CONDENSED CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS (UNAUDITED) FOR THE THREE MONTHS ENDED DECEMBER 31, 1995


Sales                                                       $4,498,107

Costs and expenses:
  Costs of sales                                             3,464,688
  Selling, general and administrative                          577,668
  Depreciation                                                 216,181

Operating earnings                                             239,570

Other (income) expense:
  Interest expense, net                                         56,972
  Other                                                        (13,825)

Earnings before income taxes                                   196,423

Income tax expense                                              74,640

Net earnings                                                   121,783

Retained earnings, beginning of period                       4,230,847

Less:  Dividends paid                                           56,256

Retained earnings, end of period                            $4,296,374


See notes to consolidated financial statements.
ROGERS GALVANIZING COMPANY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $ 121,783
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                           218,360
     Changes in operating assets and liabilities:
       Increase in accounts receivable                       (335,848)
       Increase in inventories                                (92,769)
       Increase in prepaid expenses                           (21,669)
       Increase in accounts payable                           366,960
       (Decrease) in accrued liabilities                     (145,817)
          Total adjustments                                   (10,783)
          Net cash provided by operating activities           111,000

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Additions to property, plant and equipment                 (777,496)
          Net cash used in investing activities              (777,496)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                              (56,256)
  Proceeds from debt                                          562,982
  Payments on debt                                            (23,785)
          Net cash provided by financing activities           482,941

NET DECREASE IN CASH                                         (183,555)

CASH, BEGINNING OF PERIOD                                     446,993

CASH, END OF PERIOD                                         $ 263,438

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                             $  59,668

  Income taxes paid                                         $  62,437


See notes to consolidated financial statements.
ROGERS GALVANIZING COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 1995

1.   BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared by Rogers Galvanizing Company (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation. These financial statements have not been audited by an independent accountant. The consolidated financial statements include the accounts of the Company and its subsidiaries, Reinforcing Services, Inc., Spin-Galv, Inc. and Rogers Galvanizing Company - Kansas City, Inc., which was acquired on September 27, 1995. All significant intercompany balances and transactions have been eliminated in consolidation.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures are adequate to make the information presented not misleading. However, these consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the years ended September 30, 1995, 1994, and 1993, included elsewhere in this Form 8-K/A. The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete year.

2.   INVENTORIES

     Inventories are composed primarily of raw zinc "pigs," molten zinc in galvanizing kettles and other chemicals and materials used in the galvanizing process. Molten zinc is stated at the lower of cost or market, with cost determined by the last-in, first-out (LIFO) method. All other inventories are stated at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.

3.   ACQUISITION BY KINARK CORPORATION

     On February 5, 1996, Kinark Corporation ("Kinark") acquired 51.2% of the outstanding common stock of the Company for $4.3 million in cash from Trusts that held such stock, and concurrently assumed control of the Board of Directors. Additionally, on February 16, 1996, pursuant to five separate option agreements, Kinark acquired an additional 16% of the Company's outstanding common stock for $1.3 million in cash. The acquisition will be accounted for using the purchase method of accounting.

     Under the purchase agreement with the Trusts, Kinark has agreed to purchase the Company's remaining outstanding shares of common stock from its minority stockholders for cash at a price per share equivalent to that paid in the transactions described above.

     (B)  PRO FORMA FINANCIAL INFORMATION.

          Pro Forma Consolidated Financial Data (Unaudited)
          Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1995 (Unaudited)
          Pro Forma Condensed Consolidated Income Statement for the year ended
               December 31, 1995 (Unaudited)
          Notes to Pro Forma Condensed Consolidated Financial Statements for the year ended December 31, 1995 (Unaudited)

PRO FORMA CONSOLIDATED FINANCIAL DATA
(UNAUDITED)

The following Pro Forma Consolidated Financial Data of Kinark Corporation (the "Company") consists of a Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of December 31, 1995 (the "Pro Forma Balance Sheet"), and the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 1995 (the "1995 Pro Forma Statement of Operations").

The Pro Forma Balance Sheet reflects the combination of the balance sheets of the Company as of December 31, 1995, and Rogers Galvanizing Company ("Rogers") as of September 30, 1995, as adjusted for the issuance of 2,280,000 shares of the Company's common stock under a Private Placement the proceeds of which were used to acquire 67.2% of the outstanding common stock of Rogers in two transactions on February 5 and February 16, 1996. The Pro Forma Balance Sheet is presented as if the Rogers acquisition and the Private Placement had been consummated on December 31, 1995.

The 1995 Pro Forma Statement of Operations reflects the combination of the income statements of the Company for the year ended December 31, 1995, and of Rogers for its fiscal year ended September 30, 1995, as if the transaction was consummated on January 1, 1995.

The Company has not completed the purchase accounting for the acquisition, including its assessment of the fair values of Rogers' assets and liabilities, which, with the exception of a pro-rata adjustment to eliminate the LIFO valuation reserve on Roger's zinc inventory, are reflected at Rogers' historical cost in the accompanying Pro Forma Balance Sheet. The Company expects to finalize its fair value assessment in 1996. Accordingly, the final consolidated amounts may differ from those set forth herein.

The Pro Forma Consolidated Financial Data should be read in conjunction with the separate historical financial statements of the Company, the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K, as well as the historical consolidated financial statements of Rogers appearing in this Form 8-K/A. The Pro Forma Consolidated Financial Data is based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Consolidated Financial Data does not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned transactions in fact had occurred on such date or at the beginning of the periods indicated or to project the Company's financial position or results of operations at any future date or for any future period.

KINARK CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1995 (Unaudited)


                         Historical
                      Kinark    Rogers(a)         Pro-Forma      Pro-Forma
                                                  Adjustments    Consolidated
                                                  (in thousands)
ASSETS
Current assets:
  Cash              $      30      $   447        $ 5,585 (b)    $    518
                                                  (5,544) (e)
  Accounts receivable,
    net                 3,508        2,415                          5,923
  Net assets of
    discontinued
    operation             434                                         434
  Inventories           2,615          979            401  (i)      3,995
  Prepaid assets          566           88           (143) (e)        511
  Deferred income taxes                202                            202
     Total current
       assets           7,153        4,131            299          11,583

Fixed assets           30,455        7,435                         37,890
  Less accumulated
    depreciation      (21,448)      (3,227)                       (24,675)
Fixed assets, net       9,007        4,208                         13,215

Other assets:
  Deferred income
    taxes              2,070                                       2,070
  Other assets           145           132                           277
  Excess of cost over
    fair value of net
    assets acquired                                 2,889  (e)     2,889
     Total other
       assets          2,215           132          2,889          5,236

     Total          $ 18,375       $ 8,471        $ 3,188        $30,034


See notes to pro forma condensed consolidated financial statements.(Continued)

KINARK CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1995 (Unaudited)


                              Historical
                         Kinark      Rogers(a)    Pro-Forma      Pro-Forma
                                                  Adjustments    Consolidated
                                                  (in thousands)
LIABILITIES AND
  SHAREHOLDERS' EQUITY

Current liabilities:
  Long-term debt
   - current portion     $   628        $   934                  $ 1,562
  Accrued retirement
    liabilities               27                                      27
  Accounts payable         1,593            780                    2,373
  Accrued expenses
    - other                2,057            788   $   377(e)       3,222
  Accrued income taxes                      114                      114
     Total current
       liabilities         4,278          2,643       377          7,298

Long-term debt             5,670         1,192                     6,862
Accrued retirement                          68        325(f)         393
Lease obligations            262                                     262
Deferred income taxes                      116                       116
     Total long-term
       liabilities         5,932         1,376        325          7,633

     Total liabilities    10,210         4,019        702         14,931

MINORITY INTEREST                                   1,353(e)       1,353

SHAREHOLDERS' EQUITY

Common Stock                 520           117        228(b)         748
                                                     (117)(c)
Additional paid-in
  capital                 10,531           104      5,472(b)      15,888
                                                     (104)(c)
                                                     (115)(b)
Treasury Stock            (5,976)                                 (5,976)
Retained earnings          3,090         4,231     (4,231)(c)      3,090
Shareholders' equity       8,165         4,452      1,133         13,750

     Total               $18,375        $8,471    $ 3,188        $30,034


See notes to pro forma condensed consolidated financial statements.(Concluded)

KINARK CORPORATION

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1995 (Unaudited)

                              Historical
                         Kinark      Rogers(a)    Pro-Forma      Pro-Forma
                                                  Adjustments    Consolidated
                              (in thousands, except share and per share data)

SALES                    $   25,246     $17,614                  $   42,860

COSTS AND EXPENSES:
  Cost of sales              20,524      13,509                      34,033
  Selling, general and
    administrative            3,766       1,698   $(370)(d)           5,094
  Depreciation and
    amortization              1,471         807     115(d)            2,393
      Operating earnings
        (loss)                 (515)      1,600     255               1,340

OTHER (INCOME) EXPENSE:
  Interest expense, net         634         134                         768
  Other (income) expense,
      net                       -          (108)                       (108)
     Other expenses,
        net                     634          26                         660

Earnings (loss) from continuing operations
 before income taxes         (1,149)      1,574     255                 680

Income Taxes                   (446)        586     135(g)              275

Income (loss) from continuing operations
   before minority
   interest                   (703)        988      120                 405

Minority interest              -           -        397(h)              397

Earnings (loss) from
  continuing operations  $    (703)       $988    $(277)         $        8

Earnings (loss) per
  share                  $   (0.19)                              $       -

Weighted average shares
  outstanding             3,747,134                               6,027,134


See notes to pro forma condensed consolidated financial statements.

KINARK CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED) (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
DATA)


(a)

The historical information for Rogers Galvanizing Company ("Rogers") in the accompanying pro forma condensed consolidated financial statements for December 31, 1995 is based on that company's financial position as of September 30, 1995 and the results of their operations for the year then ended.

(b)

Issuance of 2,280,000 shares of Kinark Common Stock at $2.50 per share through a Private Placement resulting in an increase of common stock of $228 and additional paid-in capital of $5,357 (net of stock issuance costs of $115).

(c)

To reflect the elimination of Rogers' shareholders' equity in pro forma consolidation.

(d)

Adjustments to reflect (i) the amortization of the excess of cost over fair value of net assets acquired in the Rogers acquisition, using a straight-line method over 25 years, and (ii) the elimination of salary and benefits relating to Rogers' Chairman of the Board, who will retire effective upon the acquisition by the Company.

(e)

Adjustment to reflect the purchase of 67.2% of Rogers common stock by Kinark. For purposes of these pro forma statements, the historical amounts of Rogers' assets and liabilities have not been adjusted to fair value with the exception of those adjustments discussed in (f) and (i). Based upon current estimates, fair values are not expected to differ materially from such historical amounts. Adjustments based upon final determination of the fair values of assets acquired and liabilities assumed will be made during 1996. The excess of cost over fair value of net assets acquired is as follows:


Purchase cost:
  Cash paid for Rogers common stock acquired
    (includes $50 of earnest monies paid
    prior to 1995)                                                    $ 5,594
  Acquisition costs (including accrued costs of $377)                     470
    Total purchase cost                                                 6,064

Liabilities assumed (including $325 from funding of retirement trust)   4,344

Minority interest                                                       1,353

          Total                                                        11,761

Assets acquired (including an adjustment of $401 to eliminate
pro-rata share of LIFO valuation on Rogers' zinc inventory)             8,872

Excess of cost over fair value of net assets acquired                 $ 2,889

(f)

Adjustment to increase the liability related to the funding of certain life insurance premiums for the benefit of the Rogers' Chairman of the Board pursuant to a contractual requirement.

(g)

To reflect the tax effects of pro-forma adjustments.

(h)

Earnings from continuing operations attributable to minority interest.

(i)

Adjustment to eliminate pro-rata share of LIFO valuation reserve on Rogers' zinc inventory.

     (C)  EXHIBITS.

     2.1. Stock Purchase Agreement entered into as of August 3, 1994, by and among Kinark Corporation and The C.L. Simpson Inter Vivos Revocable Trust and The Alta Rogers Simpson Inter Vivos
          Revocable Trust, through their Interim Trustee, The Trust Company of Oklahoma

     2.2  Option Agreement dated October 10, 1995 between Kinark
          Corporation and Deania L. Rogers and Paula Patterson, as trustee of the Deania L. Rogers Marital Trust

     2.3  Option Agreement dated October 10, 1995 between Kinark
          Corporation and Ben C. Bishop

     2.4  Option Agreement dated October 10, 1995 between Kinark
          Corporation and J.W. Carpenter

     2.5  Option Agreement dated October 10, 1995 between Kinark
          Corporation and C.E. Story

     2.6  Option Agreement dated October 10, 1995 between Kinark
          Corporation and Thelma Lee Morris

     99.1 Order Confirming Sale of Personal Property entered on December 21, 1994 by The District Court in and for Tulsa County, State of Oklahoma

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                              KINARK CORPORATION



                              By:     /s/ Ronald J. Evans
                                   Ronald J. Evans
                                   President

Dated: April 19, 1996